Exhibit 10.9

MCC Capital	Equipment Lease Agreement	Agreement #: 40914

VENDOR/RESELLER:	LESSEE(Legal Name & Billing Address):
SwissTech Machinery LLC	Internal Fixation Systems, Inc.
8815 Conroy Windermere Rd	10100 NW 116th Way Suite 18
Orlando, FL 32835-3129	Medley, FL 33178

EQUIPMENT DESCRIPTION:

Qty	Model & Description	Serial Number
	See Attached Schedule A Attached Hereto and Made Apart Hereof	

TRANSACTION TERMS:

Number of Payments	Payment Amount	LEASE TERM	PAYABLE	
61	See Pmt Schedule Below	61months	Monthly	
Pmt Sched (If Applic): Step# #Pmts 1 1 2 60	$21,276.90 $ 3,417.66 + Applicable Taxes	Advance Payment $21,276.90 + Applicable Taxes	Documentation Fee $350.00	End of Lease Provision Full Payout to Customer Amount: $101.00
Equipment Location:			Lessee Contact Information: X STEPHEN DRESNICK	
10100 NW 116th WaySte 18 Medley, FL 33178-1154			Phone Number: X 305 632-4224	Fax Number: X 786-268-0998
			E-Mail Address: X ~~SDRESNICK~~ steve.dresnick@ifsusa...	

We have written this Lease in plain language because we want you to understand its terms. Please read your copy of this Lease carefully and feel free to ask us any questions you may have. The words "you" and "your" mean the Lessee named above. The words "we", "us", and "our" refer to the Lessor named above.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS LEASE (INCLUDING THOSE ON THE REVERSE SIDE) SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. TERMS OR ORAL PROMISES WHICH ARE NOT CONTAINED IN THIS WRITTEN LEASE MAY NOT BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS LEASE ONLY BY ANOTHER WRITTEN AGREEMENT BETWEEN YOU AND US. YOU AGREE TO COMPLY WITH THE TERMS AND CONDITIONSOF THIS LEASE. THIS LEASE IS NOT CANCELABLE. YOU AGREE THAT THE SYSTEM WILL BE USED FOR BUSINESS PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

YOU CERTIFY THAT ALL THE INFORMATION GIVEN IN THIS LEASE AND YOUR APPLICATION WAS CORRECT AND COMPLETE WHEN THIS LEASE WAS SIGNED. THIS LEASE IS NOT BINDING UPON US OR EFFECTIVE UNLESS AND UNTIL WE EXECUTE THIS LEASE. THIS LEASE AND ALL SCHEDULES WILL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. YOU SPECIFICALLY WAIVE ANY DEFENSE BASED UPON FORUM NON CONVENIENS AND YOU ADMIT THAT THE STATE AND FEDERAL COURTS LOCATED IN EASTERN DISTRICT OF PENNSYLVANIA ARE CONVENIENT FORUMS TO RESOLVE ALL DISPUTES UNDER THIS LEASE.

You agree to submit the original lease documents with the security deposit to Lessor or its assignee via overnight courier the same day of the facsimile transmission of the lease documents. Should we fail to receive these originals, you agree to be bound by the faxed copy of this agreement with appropriate signatures on the document. Lessee waives the right to challenge in court the authenticity of a faxed copy of this agreement and the faxed copy shall be considered the original and shall be the binding agreement for the purposes of any enforcement action under paragraph 14.

LESSOR: MCC Capital 655 Business Center Drive, Suite 250 Horsham, PA 19044	LESSEE: Internal Fixation Systems, Inc.
BY: [signature]	BY: X [signature]
TITLE: VP Contract Support	TITLE: X President
DATE: 6/8/09	DATE: 5/12/09 FED TAX ID# X 20-4580923

UNCONDITIONAL GUARANTY

In consideration of Lessor entering into the above Lease in reliance on this guaranty, the undersigned, together and separately, unconditionally and irrevocably guarantee to Lessor, its successors and assigns, the prompt payment and performance of all obligations under the Lease. We agree that (a) this is a guaranty of payment and not of collection, and that Lessor can proceed directly against us without disposing of any security or seeking to collect from Lessee, (b) we waive all defenses and notices, including those of protest, presentment, and demand, (c) Lessor may renew, extend or otherwise change the terms of the Lease without notice to us and we will be bound by such changes, and (d) we will pay all of Lessor's costs of enforcement and collection. This guaranty survives the bankruptcy of Lessee and binds our administrators, successors, and assigns. Our obligations under this guaranty continue even if Lessee becomes insolvent or bankrupt or is discharged from bankruptcy and we agree not to seek to be repaid by Lessee in the event we must pay Lessor. THIS GUARANTY WILL BE GOVERNED BY THE SAME STATE LAW AS THE LEASE. WE AGREE TO JURISDICTION AND VENUE IN THE STATE AND FEDERAL COURTS IN THE SAME STATE.

GUARANTOR:	GUARANTOR:
By: : X ____________, Individually	By: : X ____________, Individually
Address:	Address:
Social Security Number: 589-48-8560	Social Security Number: 592-18-2254
Witness:	Witness:

TERMS AND CONDITIONS

1. LEASE. Subject to the terms of this Lease, you agree to lease from us the Equipment and, if applicable, finance and delivery and installation costs and the software license fee ("Software License Fee") for any operating or application ("Software") described above when we accept this Lease at our office in Pennsylvania. ONCE WE ACCEPT THIS LEASE, YOU MAY NOT CANCEL IT DURING THE FULL LEASE TERM. You agree to be bound by all the terms of this Lease.

2. DELIVERY AND ACCEPTANCE OF SYSTEM. Acceptance of the Equipment and Software occurs upon delivery. When you receive the Equipment, you agree to inspect it and to verify by telephone or in writing such information as we may require. Delivery and installation costs are your responsibility. If you signed a purchase contract for the Equipment, by signing this Lease, you assign your right, but none of your obligations under it, to us. Your rights to the Software are governed by the software license agreement.

3. RENT. You agree to pay us Rent (plus applicable taxes) when each payment is due. If your Rent payments are due in Advance, your first Rent repayment is due on the date you accept the Equipment under this Lease. We will advise you as to (a) the due date of each rent payment, and (b) the address to which you must send your Rent payments. Rent is due whether or not you receive an invoice from us. You will pay us any required Advance Rent, Documentation Fee or Security Deposit when you sign this Lease. Security Deposits, Documentation Fees or Advanced Rents may be commingled and do not earn interest. Interim Rent shall be due from the date that you accept the Equipment. Provided you are not in default, we may apply your Security Deposit to the last Rent Payment or to your purchase provision, or we may refund the Security Deposit to you when the Lease Term expires and the Equipment is returned in accordance with Section 16. If we collect more than one payment as Advance Rent, we may apply such Advanced Rent to the last Rent payment. You authorize us to change the Rent by not more than 15% due to changes in the Equipment configuration which may occur prior to our acceptance of this Lease. Restrictive endorsements on checks you send to us will not reduce your obligations to us. Unless a proper exemption certificate is provided, applicable sales and use taxes will be added to the Rent. For any payment which is not received by its due date, you agree to pay a late charge equal to the higher of 10% of the amount due or $25.00 (not to exceed the maximum amount permitted by law), as reasonable collection costs. We may charge you a return check or non-sufficient funds charge for any check which is returned by the bank for any reason (not to exceed the maximum amount permitted by law).

4. UNCONDITIONAL OBLIGATION. YOU AGREE THAT YOU ARE UNCONDITIONALLY OBLIGATED TO PAY ALL RENT AND ANY OTHER AMOUNTS DUE UNDER THIS LEASE FOR THE FULL LEASE TERM EVEN IF THE EQUIPMENT IS DAMAGED OR DESTROYED, IF IT IS DEFECTIVE OR YOU HAVE TEMPORARY OR PERMANENT LOSS OF ITS USE. YOU ARE NOT ENTITLED TO REDUCE OR SET-OFF AGAINST RENT OR OTHER AMOUNTS DUE UNDER THIS LEASE FOR ANY REASON WHATSOEVER.

5. DISCLAIMER OF WARRANTIES. THE EQUIPMENT IS BEING LEASED TO YOU IN AS-IS CONDITION. NO INDIVIDUAL IS AUTHORIZED TO CHANGE ANY PROVISION OF THIS LEASE. YOU AGREE THAT WE HAVE NOT MANUFACTURED THE EQUIPMENT OR LICENSED THE EQUIPMENT AND THAT YOU HAVE SELECTED THE EQUIPMENT BASED UPON YOUR OWN JUDGMENT. YOU HAVE NOT RELIED ON ANY STATEMENTS WE OR OUR EMPLOYEES HAVE MADE. WE HAVE NOT MADE AND DO NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE EQUIPMENT MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY, DESIGN, CONDITION, DURABILITY, OPERATION, QUALITY OF MATERIALS OR WORKMANSHIP, OR COMPLIANCE WITH SPECIFICATIONS OR APPLICABLE LAW. YOU AGREE THAT WE ARE NOT LICENSING THE SOFTWARE TO YOU. You are aware of the name of the Equipment manufacturer and the Software licensor. You agree to contact the manufacturer or licensor for a description of your warranty rights. Provided you are not in default under this Lease, you may enforce all warranty rights directly against the manufacturer of the Equipment or the licensor of the Software. You agree to settle any dispute you may have regarding performance of the Equipment directly with the manufacturer of the Equipment or the licensor of the Software.

6. TITLE AND SECURITY INTEREST. If the Purchase Provision Amount is $100.00 (a "Hundred Dollar Purchase Provision"), you shall have title to the Equipment immediately upon delivery and shall be deemed to be the owner of the Equipment as long as you are not in default under this Lease. In the event of a default, title to the Equipment shall revert free and clear of any rights and interests you may have in the Equipment. If the Purchase Provision amount is other than $100.00 (a "Stated Purchase Provision"), the Equipment is and shall remain our sole property during the lease term. Unless you are in default under this Lease, you shall have the right to peacefully possess and use the Equipment during the Lease Term. To secure all of your obligations to us under this Lease you hereby grant us a security interest in (a) the Equipment to the extent of your interests in the Equipment, (b) anything attached or added to the Equipment at any time, (c) any money or property from the sale of the Equipment, and (d) any money from an insurance claim if the Equipment is lost or damaged. You agree that the security interest will not be affected if this Lease is changed in any way. You hereby appoint us (or our agent) as Your true and lawful attorney-in-fact to affix your signature to UCC financing statements prepared and filed on your behalf by us (or our agent) with the same force and effect as if you had signed such financing statements. If we request, you agree to sign financing statements in order for us to publicly record our security interest. This Lease or a copy of this Lease shall be sufficient as a financing statement and may be filed as such. This Agreement may be executed in counterparts, and facsimile signatures shall suffice as originals.

7. USE, MAINTENANCE AND REPAIR. You will not move the Equipment from the Location without our advance written consent. You will give us reasonable access to the Equipment Location so that we can check the Equipment's existence, condition and proper maintenance. You will use the Equipment for the manner in which it was intended, as required by all applicable manuals and instructions and keep it eligible for any manufacturer's certification and/or standard, full-service maintenance contract. At your own cost and expense, you will keep the Equipment in good repair, condition and working order, ordinary wear and tear expected. All replacement parts and repairs will become our property. You will not make any permanent alterations to the Equipment. You will comply with all license and copyright requirements of the Software.

8. TAXES. You agree to pay when due, either directly or to us upon our demand, all taxes, fines, and penalties relating to this Lease or the Equipment that are now or in the future assessed or levied by any state, local or other government authority. We will file all personal property, use or other tax returns (unless we notify you otherwise in writing) and you agree to pay us a fee for making such filings. We do not have to contest any taxes, fines or penalties. You will pay estimated property taxes with the Lease Payment(s) or annually, as invoiced and all other taxes and charges, relating to the ownership, leasing, rental, sale, purchase, possession or use of the Equipment as part of the Lease Payment or as billed by Lessor.

9. INDEMNITY. We are not responsible for any injuries, damages, penalties, claims or losses, including legal expenses, incurred by you or any other person caused by the transportation, installation, selection, purchase, lease, ownership, possession, modification, maintenance, condition, operations, use, return or disposition of the Equipment. You agree to reimburse us for and defend us against any claims for such losses, damages, penalties, claims, injuries, or expenses. This indemnity continues even after the Lease has expired for acts or omissions which occurred during the Lease Term.

10. IDENTIFICATION. You authorize us to insert or correct missing information on this Lease, including your official name, serial numbers, and any other information describing the Equipment. We will send you copies of the changes. You will attach to the Equipment any name plates or stickers we provide you.

11. LOSS OR DAMAGE. You are responsible for any loss of the Equipment from any cause at all, whether or not insured, from the time the Equipment is shipped to you until the time it is returned to us. If any item of the Equipment is lost, stolen or damaged, you will promptly notify us of such an event. Then, at our option, you will either (a) repair the Equipment so that it is in good condition and working order, eligible for any manufacturer's certification, or (b) pay us an amount equal to the Net Book Value (as defined in Section 14) of the lost, stolen or damaged item. If you have satisfied your obligations under this Section 11, we will forward to you any insurance proceeds which we receive for lost, damaged, or destroyed item. If you are in default, we will apply any insurance proceeds we receive to reduce your obligations under Section 14 of this Lease.

12. INSURANCE. During the term of a Lease, You will keep the Equipment insured, at its sole cost and expense, against all risks of a loss or damage in an amount not less than the replacement cost of the Equipment, without deductible and without co-insurance. You will also obtain and maintain for the term of a Lease, comprehensive public liability insurance and such policy shall provide Us with thirty (30) days prior written notice of cancellation or termination of such policy covering both personal injury and property damage in an amount acceptable to Us. We will be the sole named loss payee on the property insurance under a separate lender's loss payable clause and named as an additional insured on the public liability insurance. You will pay all premiums for such insurance and You shall deliver proof of insurance coverage to Us satisfactory to Us. If You does not provide such insurance, You agree that We have the right, but not the obligation, to obtain such insurance and charge You for all costs. You irrevocably appoint Us as Your attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts in payment for loss or damage under any said insurance policies. If your agent or broker does not confirm property insurance coverage on the equipment at our request for confirmation or cancellation of existing policy, the equipment will be insured under our policy. An insurance charge will be added to each of your invoices. The insurance charge includes premium, interest and/or finance charges on that premium, fees for tracking the insurance, and administration expenses (including a fee payable to Us which may include a profit).

13. DEFAULT. You will be in default under this Lease if any of the following happens: (a) we do not receive any Rent or other payment due hereunder 5 days after its due date, or (b) you or any of your guarantors become insolvent, are liquidated, dissolve, merge, transfer substantially all stock or assets, stop doing business, or assign rights or property for the benefit of creditors, or (c) a petition is filed by or against you or any of your guarantors under any bankruptcy or insolvency law, or (d) (for individuals) you or any of your guarantors die, or have a guardian appointed, or (e) any representation you have made in this Lease shall prove to be false or misleading in any material aspect, or (f) you or any of your guarantors break any guaranty and do not correct the default within 10 days after we send you written notice of the default, or (g) you default on any other agreement between you and us (or our affiliates), or (h) you violate the terms of the software license agreement.

14. REMEDIES. Upon the occurrence of default, we may, in our sole discretion, do any or all of the following: (a) provide written notice to you of default, (b) as liquidated damages for loss of a bargain and not as a penalty, declare due and payable, the present value (i) any and all amounts which may be then due and payable by you to us under this Lease, plus (ii) all Rent payments remaining through the end of the Lease Term, plus (iii) the Purchase Provision Amount, if stated, or if no fixed Purchase Amount is given, our reasonable estimate of the Fair Market Value of like equipment as of the end of the Lease Term, all discounted at the higher of 6% or the lowest rate allowed by law (collectively, the "Net Book Value") and charge you for expenses incurred in connection with the enforcement of our remedies including, without limitation, repossession, repair and collection costs, attorneys' fees and court costs. We have the right to require you to make the Equipment available to us for repossession during reasonable business hours or we may repossess the Equipment, so long as we do not breach the peace in doing so, or we may use legal process in compliance with applicable law pursuant to court order to have the Equipment repossessed. You will not make any claims against us or the Equipment for trespass, damage or any other reason. If we take possession of the Equipment, we may (a) sell or lease the Equipment at public or private sale or lease, and/or (b) exercise such other rights as may be allowed by applicable law. Although you agree that we have no obligation to sell the Equipment, if we do sell the Equipment, we will reduce the Net Book value by the amounts that we receive. You will immediately pay us the remaining Net Book Value. If this Lease includes a Hundred Dollar Purchase Provision and we receive more than the Net Book Value plus our costs of sale, we will give you the excess. You agree (a) that we only need to give you 10 days advance notice of any sale and no notice of advertising, (b) to pay all of the costs we incur to enforce our rights against you including attorney's fees, and (c) that we will retain all of our rights against you even if we do not choose to enforce them at the time of your default.

15. END OF LEASE PROVISIONS. Provided you are not in default, upon expiration of a Lease with a Hundred Dollar Purchase Provision or if the purchase Provision is stated as a percentage, you shall purchase the Equipment at the end of the Lease Term for such amount plus any applicable taxes and we will release any security interest we may have in the Equipment; YOU DO NOT HAVE THE OPTION TO RETURN THE EQUIPMENT. If the purchase provision stated provides for a fair market value purchase provision and provided you are not in default, you have the provision to purchase the equipment for it's fair market value (we may determine fair market value of the Equipment in our sole reasonable judgment), or (b) subject to our approval, re-lease the Equipment at the fair market rental value, as determined by us in our sole reasonable judgment, or (c) return the equipment to us in accordance with Section 16. If Rent is to be paid on a monthly basis, such prior written notice shall be provided to the Lessor no later than 90 days (but no earlier than 180 days) prior to the end of the Lease Term. IF NO "DEFAULT" (AS DEFINED IN SECTION 13 HAS OCCURRED AND IS CONTINUING UNDER THIS LEASE, AND IF LESSEE FAILS TO PROVIDE SUCH PRIOR WRITTEN NOTICE WITHIN THE TIME SPECIFIED ABOVE, THE LEASE TERM SHALL BE AUTOMATICALLY EXTENDED FOR A TERM OF 90 DAYS ("THE RENEWAL TERM"). THE LEASE TERM SHALL THEREAFTER BE AUTOMATICALLY AND CONTINUALLY RENEWED FOR ADDITIONAL RENEWAL TERMS BUT MAY BE TERMINATED BY THE LESSEE BY WAY OF WRITTEN NOTICE FROM THE LESSEE TO THE LESSOR (A "RENEWAL TERMINATION NOTICE"). Termination of a renewal term shall be effective 90 days after Lessor's receipt of Lessee's Renewal Termination Notice. (The duration of the renewal term immediately following the Renewal Term within which the Renewal termination Notice shall be decreased and shall extend to, but not beyond 90 days from the date Lessor's receipt of such renewal termination Notice.) If you elect to purchase the Equipment, upon payment of the agreed upon pricing, including all sales tax and other applicable taxes, we will transfer the equipment to you AS IS-WHERE IS, WITHOUT ANY REPRESENTATION OR WARRANTY.

16. RETURN OF EQUIPMENT. If (a) a default occurs, (b) you do not purchase the Equipment at the end of the Lease Term, or (c) you do not extend the Lease, you will immediately return the Equipment (including all copies of the Software), manuals and accessories to any location(s) and aboard any carrier(s) we may designate in the continental United States. The Equipment must be properly crated in its original packaging according to manufacturer's recommendations or specifications, freight prepaid and insured, maintained in accordance with Section 7, and in "Average Saleable Condition" means that all of the Equipment is immediately available for use by a third party buyer, user or lessee, other than yourself, without the need for any repair or refurbishment. All Equipment must be free of markings. You will pay us for any missing or defective parts or accessories. We will charge you a processing fee of $87.25, not to exceed the maximum permitted by law as reasonable compensation for our costs in terminating the Lease. YOU WILL CONTINUE TO PAY RENT UNTIL THE EQUIPMENT IS RECEIVED AND ACCEPTED BY US.

17. YOUR REPRESENTATIONS. You state for our benefit that as of the date of this Lease (a) you have the lawful power and authority to enter into this Lease, (b) the individuals signing this Lease have been duly authorized to do so on your behalf, (c) by entering into this Lease you will not violate any law or other agreement to which you are a party, (d) you are not aware of anything that will have a material negative effect on your ability to satisfy your obligations under this Lease, and (e) all financial information you have provided us is true and accurate and provides a good representation of your financial condition.

18. YOUR PROMISES. In addition to the other provisions of this Lease, you agree that during the terms of this Lease (a) you will promptly notify us in writing if you move your principal place of business, if you change the name of your business, or if there is a change in your ownership, (b) you will provide to us such financial information as we may reasonably request from time-to-time, and (c) you will take any action we reasonable request to protect our rights to the Equipment and to meet your obligations under this Lease.

19. ASSIGNMENT. YOU WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE, SUB-LEASE OR PART WITH POSSESSION OF THE EQUIPMENT, OR FILE OR PERMIT A LIEN TO BE FILED AGAINST THE EQUIPMENT. We may, without notifying you, sell, assign, or transfer this Lease and our interests in the Equipment. You agree that if we do so, the new owner (and any subsequent owners) will have the same rights and benefits that we now have, but will not have to perform any of our obligations. You agree that the rights of the new owner will not be subject to any claims, defenses, or set-offs that you may have against us. Any such assignment, sale, or transfer of this Lease or Equipment will not relieve us of any obligations we may have to you under this Lease. If you are given notice of a new owner of this Lease, you agree to respond to any requests about this Lease and, if directed by us, to pay the new owner all rents and other amounts due under this Lease.

20. COLLECTION EXPENSES, OVERDUE PAYMENT, TERMINATION. You agree that we can, but do not have to, take on your behalf any action which you fail to take as required by this Lease, and our expenses will be in addition to of the Rent which you owe us. We may charge you a late charge to cover our collection costs equal to the higher of 10% of any late payment or $25, but no more than the highest legal rate. To the extent allowed by law, any late payment or non-payment of any past due amount will accrue interest at the lower of 18% per annum or the highest legal rate from the due date until paid. You have no right to terminate this Lease prior to the end of the Lease Term unless we provide you such right in writing.

21. MISCELLANEOUS. This Lease contains our entire agreement and supersedes any conflicting provision of any equipment purchase order or any other agreement. TIME IS OF THE ESSENCE IN THIS LEASE. If a court finds any provision of this Lease to be unenforceable, the remaining terms of this Lease shall remain in effect. THIS LEASE IS A "FINANCE LEASE" AS DEFINED IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE. You authorize us (or our agent) to (a) obtain credit reports, (b) make such other credit inquiries as we may deem necessary, and (c) furnish payment history information to payment reporting agencies. To the extent permitted by law, we may charge a fee to cover our documentation and investigation costs.

22. NOTICES. All of your written notices to us must be certified mail or recognized overnight delivery service, postage prepaid, to us at our address stated in this Lease, or by facsimile transmission to our facsimile telephone number, with oral confirmation of receipt. All of our notices to you may be sent first class mail, postage prepaid, to your address stated in this Lease. At any time after this Lease is signed, you or we may change an address or facsimile telephone number by giving notice to the other of the change.

23. WAIVERS. WE AND YOU EACH AGREE TO WAIVE AND TO TAKE ALL REQUIRED STEPS TO WAIVE ALL RIGHTS TO A JURY TRIAL. To the extent you are permitted by applicable law, you waive all rights and remedies conferred upon a lessee by Article 2A (Sections 508-522) of the Uniform Commercial Code including, but not limited to your rights to: (a) cancel or repudiate this Lease; (b) reject or revoke acceptance of the Equipment; (c) recover damages for us for any breach of warranty or for any other reason and (d) grant a security interest in any Equipment in your possession. To the extent you are permitted by applicable law, you waive any rights you now or later may have under any statute or otherwise which requires us to sell or otherwise use any portion of the Equipment to reduce our damages, which requires us to provide you with notice of default, intent to accelerate amounts becoming due or acceleration of amounts becoming due, or which may otherwise limit or modify any of our rights or remedies. ANY ACTION YOU TAKE AGAINST US FOR ANY DEFAULT, INCLUDING BREACH OF WARRANTY OR INDEMNITY, MUST BE STARTED WITHIN ONE (1) YEAR AFTER THE EVENT WHICH CAUSED IT. We will not be liable for specific performance of this Lease for any losses, damages, delay or failure to deliver the Equipment.

X SD ______ Signer's Initials (REQUIRED)

Schedule A

This schedule supplements and is hereby incorporated by reference in Lease Schedule No. 40914, dated 5/12/09, 20____ ("Schedule"), to Lease Agreement dated ____ by and between MCC Capital ("Lessor") and Internal Fixation Systems, Inc. ("Lessee").

Qty	Description	Serial Number
1	Citizen M16 with CAV16M automatic bar loader and Mistcon 850 Mist Collection unit including all accesories, attachments and replacements	
	Tooling and Rigging	

Equipment Location:
10100 NW 116th WaySte 18
MedleyFL33178-1154

MCC Capital 655 Business Center Drive, Suite 250, Horsham, PA 19044 Phone (267) 960-4000 FAX (267) 960-4001	Legal Name of Corporation Internal Fixation Systems, Inc.
Signature [signature]	Signature X [signature]
Print Name Melinda St. John Title VP Contract Signer Date 6/8/09	Print Name X Stephen Dresnick Title X Pres Date X 5/12/09